EXHIBIT 23.2

Independent Auditors' Consent

The Board of Directors of
Vermont Electric Power Company, Inc.:

We consent to the use of our report dated March 17, 2006 included herein with respect to the balance sheet of Vermont Electric Power Company, Inc. as of December 31, 2005, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 2005 appearing in the December 31, 2005 Annual Report on Form 10-K/A of Central Vermont Public Service Corporation.

/s/ KPMG LLP

Burlington, Vermont
January 19, 2007